EXHIBIT 10.11
CELLULAR BIOMEDICINE GROUP, INC.
a Delaware corporation

AMENDED AND RESTATED 2011

INCENTIVE STOCK OPTION PLAN

NOTICE OF STOCK OPTION AWARD

Participant’s Name and Address:                                                      NAME
                        ADDRESS

You have been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”), the Cellular Biomedicine Group, Inc. Amended and Restated 2011 Incentive Stock Option Plan, as amended from time to time (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows.  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice and the Option Agreement.

Award Number

Date of Award

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares Subject

to the Option (the “Shares”)

Total Exercise Price	$

Type of Option:	☐ Incentive Stock Option ☐ Non-Qualified Stock Option
Expiration Date:

Post-Termination Exercise Period:	Twelve (12) months if terminated for disability or death.

No post-termination exercise period if terminated for Cause or Improper Termination.

Three (3) Months if terminated without Cause, voluntary termination or reasons other than stated above.

Vesting Schedule:

Subject to Participant’s continuous employment and other limitations set forth in this Notice, the Plan and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

[INSERT VESTING SCHEDULE]

During any authorized leave of absence, the vesting of the Option as provided in this schedule shall be suspended after the leave of absence exceeds a period of ninety (90) days.  Vesting of the Option shall resume upon the Participant’s termination of the leave of absence and return to service to the Company or a Related Entity.  The Vesting Schedule of the Option shall be extended by the length of the suspension.

In the event of termination of the Participant’s continuous employment for Cause or an Improper Termination, the Participant’s right to exercise the Option shall terminate concurrently with the termination of the Participant’s continuous employment, except as otherwise determined by the Committee.

IN WITNESS WHEREOF, the Company and the Participant have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice, the Plan, and the Option Agreement.

CELLULAR BIOMEDICINE GROUP, INC.

a Delaware corporation

By:       ____________________________

Title:    ____________________________

THE PARTICIPANT ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE PARTICIPANT’S CONTINUOUS EMPLOYMENT (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).  THE PARTICIPANT FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE, THE OPTION AGREEMENT, OR THE PLAN SHALL CONFER UPON THE PARTICIPANT ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF PARTICIPANT’S CONTINUOUS EMPLOYMENT, NOR SHALL IT INTERFERE IN ANY WAY WITH THE PARTICIPANT’S RIGHT OR THE RIGHT OF THE PARTICIPANT’S EMPLOYER TO TERMINATE PARTICIPANT’S CONTINUOUS EMPLOYMENT PURSUANT TO PARTICIPANT’S WRITTEN EMPLOYMENT AGREEMENT.  THE PARTICIPANT ACKNOWLEDGES THAT UNLESS THE PARTICIPANT HAS A WRITTEN EMPLOYMENT AGREEMENT WITH THE COMPANY TO THE CONTRARY, PARTICIPANT’S STATUS IS AT WILL.

The Participant acknowledges receipt of a copy of the Plan and the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof.  The Participant has reviewed this Notice, the Plan, and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice, the Plan and the Option Agreement.  The Participant hereby agrees that all disputes arising out of or relating to this Notice, the Plan and the Option Agreement shall be resolved in accordance with Section 16 of the Option Agreement. The Participant further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated: ______________________

Signed:

Participant Signature

Name: ________________________________

Award Number:  ___________

CELLULAR BIOMEDICINE GROUP, INC.
AMENDED AND RESTATED 2011
INCENTIVE STOCK OPTION PLAN
STOCK OPTION AWARD AGREEMENT

1. Grant of Option.  Cellular Biomedicine Group Ltd., a Delaware corporation (the “Company”), hereby grants to the Participant (the “Participant”) named in the Notice of Stock Option Award (the “Notice”), an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of the Notice, this Stock Option Award Agreement (the “Option Agreement”) and the Company’s Amended and Restated 2011 Incentive Stock Option Plan, as amended from time to time (the “Plan”), which are incorporated herein by reference.  Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Notice.

If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.  However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by the Grantee during any calendar year (under all plans of the Company or any parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options.  For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is awarded.

2. Exercise of Option.

(a) Right to Exercise.  The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Option Agreement.  The Option shall be subject to the provisions of Section 11 of the Plan relating to the exercisability or termination of the Option in the event of a Change in Control.  The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Committee.  In no event shall the Company issue fractional Shares.

(b) Method of Exercise.  The Option shall be exercisable only by delivery of an exercise notice (in a form determined by the Committee from time to time, which may include electronic methods of exercise) which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Committee.   The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price, which, to the extent selected, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(d), below.

(c) Taxes.  No Shares will be delivered to the Participant or other person pursuant to the exercise of the Option until the Participant or other person has made arrangements acceptable to the Committee for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Participant incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option.  Upon exercise of the Option, the Company or the Participant’s employer may offset or withhold (from any amount owed by the Company or the Participant’s employer to the Participant) or collect from the Participant or other person an amount sufficient to satisfy such tax obligations and/or the employer’s withholding obligations.

3. Acceleration of Option Vesting Schedule Upon Change in Control.   In the event of a Change in Control, the Option shall become fully vested and exercisable and be released from any repurchase or forfeiture rights (other than repurchase rights exercisable at fair market value), immediately prior to the specified effective date of such Change in Control, for all of the Shares at the time represented by the Option.

4. Method of Payment.  Payment of the Exercise Price shall be made by any of the following, any combination thereof or any such other method as the Committee may permit in accordance with applicable law, in its sole discretion, at the election of the Participant; provided, however, that such exercise method does not then violate any applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded (the “Applicable Rules”) and, provided further, that the portion of the Exercise Price equal to the par value of the Shares must be paid in cash or other legal consideration permitted by any applicable law or Applicable Rules:

(a) cash;

(b) check;

(c) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Committee may require (including withholding of Shares otherwise deliverable upon exercise of the Option) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price); or

(d) payment through a broker-dealer sale and remittance procedure pursuant to which the Participant (i) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

5. Restrictions on Exercise.  The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any applicable laws or Applicable Rules.

6. Termination of Continuous Employment.  In the event the Participant’s continuous employment terminates, other than for Cause, Improper Termination, mental or physical disability or death, the Grantee may, within three months after the date of such termination (the “Termination Date”), exercise the portion of the Option that was vested at the Termination Date.  In the event of termination of the Grantee’s continuous employment for Cause or an Improper Termination, the Participant’s right to exercise the Option shall, except as otherwise determined by the Committee, terminate concurrently with the termination of the Participant’s continuous employment (also the “Termination Date”).  In no event shall the Option be exercised later than the Expiration Date set forth in the Notice.  Except as provided in Sections 7 and 8 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the three month period, the Option shall terminate.

7. Disability of the Participant.  In the event the Participant’s continuous employment terminates as a result of his or her mental or physical disability (within the meaning of Section 22(e) of the Code), the Participant may, but only within the later of (i) twelve (12) months from the Termination Date (and in no event later than the Expiration Date) or (ii) three months after the date on which the Participant shall die if such death shall occur during such one-year period, exercise the portion of the Option that was vested on the Termination Date; provided, however, that if such Disability is not a “disability” as such term is defined in Section 22(e)(3) of the Code and the Option is an Incentive Stock Option, such Incentive Stock Option shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option on the day three (3) months and one (1) day following the Termination Date.  To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.

8. Adjustment in Option Shares.  In the event of any recapitalization, reorganization, merger, stock split or combination, stock dividend or other similar event or transaction (including, without limitation, any “Change in Control,” substitutions or adjustments will be made by the Board, including, but not limited to: (i)  to the aggregate number, class and/or issuer of the securities reserved for issuance under the Plan; (ii) to the number, class and/or issuer of securities subject to outstanding Awards; (iii) to the exercise price of outstanding Options; (iv) to provide substitutions or assumption of Awards; (v) subject to the requirements of Section 409A of the Code, to cancel any one or more outstanding Awards and cause to be paid to the holders thereof, in cash, Common Stock, other securities or property, or any combination thereof, the value of such Awards, if any, as determined by the Committee, in each case in a manner that reflects equitably the effects of such event or transaction.  For avoidance of doubt, a substitution or adjustment that reflects equitably the effects of a given event or transaction will include (but will not be limited to) any substitution or adjustment consistent with the requirements of Treasury Regulation §1.424-1(a) or any successor provision.

9. Death of the Participant.  In the event of the termination of the Participant’s continuous employment as a result of his or her death, the Participant’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the portion of the Option that was vested at the Date of Termination, within twelve (12) months from the date of death (but in no event later than the Expiration Date).  To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

10. Transferability of Option.  Pursuant to Section 13(b) of the Plan, the Option, if an Incentive Stock Option, may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  The Option, if a Non-Qualified Stock Option may be transferred by will, by the laws of descent and distribution, and to the extent and in the manner authorized by the Committee, to Immediate Family Members or a Permitted Transferee (as defined in the Plan).  The terms of the Option shall be binding upon any Permitted Transferee, the executors, administrators, heirs and successors of the Participant.

11. Term of Option.  The Option may be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.

12. Tax Consequences.  Set forth below is a brief summary as of the date of this Option Agreement of some of the federal tax consequences of exercise of the Option and disposition of the Shares.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(a) Exercise of Incentive Stock Option.  If the Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability upon the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as income for purposes of the alternative minimum tax for federal tax purposes and may subject the Participant to the alternative minimum tax in the year of exercise.

(b) Exercise of Incentive Stock Option Following Disability.  If the Participant’s continuous employment terminates as a result of mental or physical disability that is not total and permanent disability as defined in Section 22(e)(3) of the Code, to the extent permitted on the date of termination, the Participant must exercise an Incentive Stock Option within three (3) months of such termination for the Incentive Stock Option to be qualified as an Incentive Stock Option.

(c) Exercise of Non-Qualified Stock Option.  On exercise of a Non-Qualified Stock Option, the Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price.  If the Participant is an employee or a former employee, the Company will be required to withhold from the Participant’s compensation or collect from the Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(d) Disposition of Shares.  In the case of a Non-Qualified Stock Option, if Shares are held for more than one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes and subject to tax at a maximum rate of 20%.  In the case of an Incentive Stock Option, if Shares transferred pursuant to the Option are held for more than one year after receipt of the Shares and are disposed more than two years after the Date of Grant, any gain realized on disposition of the Shares also will be treated as capital gain for federal income tax purposes and subject to the same tax rates and holding periods that apply to Shares acquired upon exercise of a Non-Qualified Stock Option.  If Shares purchased under an Incentive Stock Option are disposed of prior to the expiration of such one-year or two-year periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise, or (ii) the sale price of the Shares.

13. Entire Agreement: Governing Law.  The Notice, the Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant.  Nothing in the Notice, the Plan and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  The Notice, the Plan and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.  Should any provision of the Notice, the Plan or this Option Agreement be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

14. Headings.  The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.

15. Dispute Resolution.  The provisions of this Section 16 shall be the exclusive means of resolving disputes arising out of or relating to the Notice, the Plan and this Option Agreement.  The Company, the Participant, and the Participant’s assignees (the “parties”) shall attempt in good faith to resolve any disputes arising out of or relating to the Notice, the Plan and this Option Agreement by negotiation between individuals who have authority to settle the controversy.  Negotiations shall be commenced by either party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party.  Within thirty (30) days of the written notification, the parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute.  If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Option Agreement shall be brought in the United States District Court for the Central District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Los Angeles) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING.  If any one or more provisions of this Section 16 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

16. Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail (if the parties are within the United States) or upon deposit for delivery by an internationally recognized express mail courier service (for international delivery of notice), with postage and fees prepaid, addressed to the other party at its address as shown beneath its signature in the Notice, or to such other address as such party may designate in writing from time to time to the other party.

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